SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


                             March 18, 2002
             ------------------------------------------------
             Date of Report (Date of Earliest Event Reported)



                     EAGLE BUILDING TECHNOLOGIES, INC.
          ------------------------------------------------------
          (Exact name of Registrant as specified in its charter)



                                  Nevada
              ----------------------------------------------
              (State or Other Jurisdiction of Incorporation)



        0-26322                                      88-0327648
- ------------------------                   ---------------------------------
(Commission File Number)                   (IRS Employer Identification No.)




          20283 State Road 7, Suite 213, Boca Raton, Florida 33498
          --------------------------------------------------------
                  (Address of Principal Executive Offices)



                              (561) 487-3600
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ITEM 5. OTHER EVENTS and REGULATORY FD DISCLOSURE

   On March 18, 2002 Eagle Building Technologies, Inc. issued the press release set forth as exhibit to this Current Report and Form 8K

ITEM 7. Exhibits
        99.1    Press Release dated March 18, 2002




                                 SIGNATURES


Pursuant to the requirements of the securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   EAGLE BUILDING TECHNOLOGIES, INC.


Dated: March 18, 2002           By:   /s/ Dan Curlee
                                      ---------------------------------
                                      Dan Curlee, Chief Operating Officer



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Exhibit 99.1

                                                                        3/18/02



                        EAGLE BUILDING TECHNOLOGIES, INC.
                                  PRESS RELEASE

     Eagle Building Technologies, Inc. ("EGBT") today announced the following changes to the make-up of its board of directors: Charles Gargano, Robert Kornahrens and Ralph Thomson have resigned and Howard Ash and Bruce P. Mauldin have been added to the board. Mr. Ash is the Chairman of Claridge Management and a former Chief Financial Officer of Ives Motors Corporation and Chief Operating Officer of BioCard Corporation. Mr. Mauldin is the President and Chief Executive Officer of Texas Airways, Inc., a Texas holding company and consulting group.

     EGBT also announced that its board of directors has made the following appointments: board member Meyer Berman has been named Acting Chairman of the Board, board member and Chief Operating Officer Dan Curlee has been named to the additional position of President, and board member and Secretary Don Pollock has been named to the additional position of Treasurer. In addition, Ron Lakey has resigned as Chief Financial Officer.

     Finally, EGBT announced that it is proceeding with the development of residential housing in Puerto Rico using the IMSI building system.




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